SECURITIES AND EXCHANGE COMMISSION
                                   Washington, DC 20549

                                         FORM 8-K

                    CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D) OF
                            THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)      December 31, 1993






                            UNITED DOMINION REALTY TRUST, INC.
                  (Exact name of registrant as specified in its charter)




        Virginia                          1-10524             54-0857512
State or other jurisdiction of          (Commission        (I.R.S. Employer
incorporation of organization)          File Number)      Identification No.)




              10 South Sixth Street, Suite 203, Richmond, Virginia 23219-3802
                        (Address of principal executive offices)


Registrant's telephone number, including area code       (804) 780-2691



                                       NO CHANGE
               (Former name or former address, if changed since last report)

ITEM 2.  Acquisition or Disposition of Assets

      On May 20, 1993, the registrant, United Dominion Realty Trust, Inc. (the "Trust"), acquired an apartment property from St. Andrews Commons Associates Limited Partnership, a Massachusetts limited partnership. Following this transaction, the Trust's acquisitions for 1993 were "significant" in the aggregate. The related Form 8-K was filed with the Commission on June 3,
1993 and subsequently amended by Form 8-K/A dated July 29, 1993.    On
September 28, 1993, the Trust acquired PineBrook Apartments in a foreclosure sale. As a result of this transaction, the Trust's unaudited acquisitions in 1993 were again "significant" in the aggregate. The related 8-K was filed with the Commission on October 7, 1993 and was subsequently amended by Form 8-K/A on December 2, 1993. In compliance with Rule 3-14 of Regulation S-X, operating statement audits were performed on seven of the properties acquired as of September 30, 1993. The total acquisition cost of the audited properties was $45.5 million. On December 8, 1993, the Trust acquired The Village at Old Tampa Bay Apartments from Old Tampa Village, Inc., an affiliate of Citicorp North America, Inc. As a result of this transaction, the Trust's unaudited acquisitions in 1993 were once again "significant" in the aggregate. The related Form 8-K was filed with the Commission on December 22, 1993 and the required financial statements will be filed by amendment no later than February 20, 1994. Subsequent to the December 22, 1993 filing, the Trust acquired Riverwind Apartments on December 31, 1993 from Franklin Riverwind Associates, a Pennsylvania limited partnership, adding to the amount of unaudited acquisitions in 1993 and necessitating the filing of this Form 8-K.

      A brief summary of each of the Trust's 1993 acquisitions to date is set forth below. Each property was acquired from an unrelated seller for consideration agreed upon through arm's length bargaining. Unless stated otherwise, to the extent that cash was utilized to complete an acquisition, the source of that cash was the proceeds from a $52 million private placement of senior unsecured notes in February, 1993, the proceeds from a July, 1993 common stock offering that netted approximately $78 million, and/or bank line borrowings.

      On January 28, 1993, the Trust acquired two apartment properties, Foxcroft and Orange Orlando, from the John Hancock Mutual Life Insurance Company, in a single transaction for $8.1 million, including all closing costs, all cash. Foxcroft, located in Tampa, Florida, is a 192 unit garden complex located on 9 acres, built in 1972. Orange Orlando in Orlando, Florida, is a 165 unit garden and townhouse complex located on 14 acres, built in 1972.

      On February 19, 1993, the Trust acquired Hampton Court Apartments, in Alexandria, Virginia, from the Resolution Trust Corporation for $12.2 million, including closing costs, all cash. Hampton Court is a 308 unit garden community located on 13 acres built in 1967 and remodeled in 1990.

      On March 31, 1993, the Trust acquired Dover Village Apartments, in Orlando, Florida, from Century Properties Fund XVIII, a California Limited Partnership for $9.4 million, including closing costs, all cash. Dover Village is a 296 unit garden and townhouse apartment community located on 30 acres, built in 1981.

      On May 20, 1993, the Trust purchased the St. Andrews Commons Apartments, in Columbia, South Carolina, from St. Andrews Commons Associates Limited Partnership, an affiliate of the John M. Corcoran Company in East Milton (Boston), Massachusetts. The total cost of the acquisition, excluding closing costs, was $10.8 million, all cash. St. Andrews Commons is a 336 unit garden apartment community located on 25 acres, built in 1986.

      On June 30, 1993, the Trust acquired Parkwood Terrace Apartments, in Alexandria, Virginia from Parkwood Terrace Limited Partnership, a Virginia limited partnership for $6.3 million, including closing costs, all cash. Parkwood Terrace is a 189 unit garden apartment community located on 5.5 acres, built in 1964.

      On July 1, 1993, the Trust acquired Forestbrook Apartments, in Columbia, South Carolina, from Stanley E. Stern, Steven J. Kule, Simha Stern and Tsipi Teijhner as Tenants-in-Common, individuals who had foreclosed on the property in 1992. The property was purchased for $3.3 million, including closing costs, all cash. Forestbrook is a 180 unit garden apartment community located on 12 acres, built in 1974.

      On July 8, 1993, the Trust acquired Courtney Square Apartments, in Raleigh, North Carolina, from Courtney Holdings, L.P., an affiliate of Cunningham Capitol Corporation in Gilroy, California, for $6.2 million, including closing costs, all cash. Courtney Square is a 200 unit garden and townhouse apartment community located on 23 acres, built in two phases in 1979 and 1981.

      On September 15, 1993, the Trust purchased The Lakes Apartments, in Nashville, Tennessee, from The Lakes Apartments Associates, an affiliate of Levow, Engel and Coons of Birmingham, Alabama at a cost of $7.3 million, including closing costs, all cash. The Lakes is a 256 unit garden apartment community located on 21 acres, built in 1986. The purchase also includes an additional 23 acres of land for an additional phase of the property.

      On September 24, 1993, the Trust acquired Lake Washington Downs Apartments, in Melbourne, Florida, from Wickham Downs, Ltd., of Dallas, Texas, for $6.4 million, including closing costs, all cash. Lake Washington Downs is a 312 unit garden apartment community located on 42 acres, built in 1984.

      On September 28, 1993, the Trust acquired PineBrook Apartments, in Clearwater, Florida, in a foreclosure sale for $4.2 million, excluding closing costs, all cash. PineBrook is a 209 unit garden apartment community located on 17 acres, built in 1972.

      On September 30, 1993, the Trust acquired Heatherwood Apartments, in Greenville, South Carolina, from Jacques-Miller Realty Partners, L.P., a Delaware limited partnership, for $3.6 million, including closing costs, all cash. Heatherwood is a 152 unit garden apartment community located on 13 acres, built in 1978.

      On December 8, 1993, the Trust acquired The Village at Old Tampa Bay Apartments, in Oldsmar, Florida, from Old Tampa Village, Inc., an affiliate of Citicorp North America, Inc., for $12.5 million, including closing costs, all cash. The Village at Old Tampa Bay is a 408 unit garden and townhouse apartment community located on 55 acres, built in 1986.

      On December 10, 1993, the Trust acquired Harbour Town Apartments, in Nashville, Tennessee, from Harbour Town, Limited Partnership of Nashville, for $4.1 million, including closing costs, all cash. Harbour Town is a 185 unit garden and townhouse apartment community located on 16 acres, built in 1974.

      On December 14 1993, the Trust acquired Peppertree Apartments, in Charlotte, North Carolina, from the Prudential Insurance Company of America, for $9.2 million, including closing costs, all cash. Peppertree is a 292 unit garden and townhouse apartment community located on 15 acres, built in 1986 and 1987.

      On December 31, 1993, the Trust acquired Riverwind Apartments in Spartanburg, South Carolina, from Franklin Riverwind Associates, a Pennsylvania limited partnership, for $7.1 million, including closing costs, all cash. Riverwind is a 194 unit garden apartment community, located on 21 acres, built in 1987.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

      (a)   Financial Statements of Businesses Acquired.

      It is impracticable to provide the required financial statements at the time of this report. However, the required financial statements will be filed not later than 60 days after the filing of this report.

      (b)   Pro Forma Financial Information.

      It is impracticable to provide the required pro forma financial information at the time of this report. However, the required pro forma financial information will be filed not later than 60 days after the filing of this report.





Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    UNITED DOMINION REALTY TRUST, INC.



Date:     January 13, 1994               /s/ James Dolphin
                                         James Dolphin, Senior Vice President
                                         Chief Financial Officer




Date:     January 13, 1994               /s/ Jerry A. Davis
                                         Jerry A. Davis, Vice President
                                         Controller